Exhibit 4.2

STATE OF NEVADA

BARBARA K. CEGAVSKE Secretary of State		JEFFERY LANDERFELT Deputy Secretary for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

August 16, 2016

Job Number:	C20160817-0450
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20160364336-04	Certificate of Designation	1 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE Secretary of State

Certified By: Sandy Edwards
Certificate Number: C20160817-0450
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

	Filed in the office of	Document Number
BARBARA K. CEGAVSKE		20160364336-04
Secretary of State	Barbara K. Cegavske Secretary of state State of Nevada
202 North Carson Street		Filing Date and Time
Carson City, Nevada 89701-4201		08/16/2016 6:01 AM
(775) 684-5708
Website: www.nvsos.gov		Entity Number
C14805-2001

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY- DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For
Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

International Spirit and Beverage Group, Inc.
Entity No. CI4805-2001

2. By “resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

New designation of the following class of Stock:

Preferred B
100,000 shares, $5.00 par value

3.Effective date of filing (optional)

(must not be later than 90 days after the certificate Is filed)

4. signature (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Designation
Revised 1-5-15